Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

DDC Enterprise Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Share, par value $0.4 per share pursuant to the 2023 ESOP (as define below)	(1)	Other	1,300,000	$11.68	$15,184,000.00	0.0001531	$2,324.67
Fees to be Paid	Equity	Class A Ordinary Share, par value $0.4 per share pursuant to the Pre-IPO Employee Share Option Plan (as define below)	(2)	Other	191,891	11.68	2,241,286.90	0.0001531	343.14
Fees to be Paid	Equity	Class A Ordinary Share, par value $0.4 per share pursuant to the Inducement Grants (as define below)	(3)	Other	65,000	$11.68	$759,200.00	0.0001531	$116.23

Total Offering Amounts:							$18,184,486.90		2,784.04
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$2,784.04

__________________________________________
Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 also covers an indeterminate number of additional Class A ordinary shares of DDC Enterprise Limited (the “Registrant”) that may be offered and issued under the 2023 Employee Share Option Plan (the “2023 ESOP”), the Employee Share Option Plan of the Company authorized prior to the consummation of the initial public offering of the Company on November 21, 2023 (the “Pre-IPO Employee Share Option Plan”) to prevent dilution resulting from stock splits, stock distributions or similar transactions, and share options that were granted outside of the 2023 ESOP as inducement grants pursuant to NYSE listing rule 303A.08 (the “Inducement Grants”).

Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $11.68, which represents the average of the high and low prices of the Class A Ordinary Share as reported on Nasdaq on August 11, 2025.

The Registrant does not have any fee offsets.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 also covers an indeterminate number of additional Class A ordinary shares of DDC Enterprise Limited (the “Registrant”) that may be offered and issued under the 2023 Employee Share Option Plan (the “2023 ESOP”), the Employee Share Option Plan of the Company authorized prior to the consummation of the initial public offering of the Company on November 21, 2023 (the “Pre-IPO Employee Share Option Plan”) to prevent dilution resulting from stock splits, stock distributions or similar transactions, and share options that were granted outside of the 2023 ESOP as inducement grants pursuant to NYSE listing rule 303A.08 (the “Inducement Grants”).

Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $11.68, which represents the average of the high and low prices of the Class A Ordinary Share as reported on Nasdaq on August 11, 2025.

The Registrant does not have any fee offsets.
(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 also covers an indeterminate number of additional Class A ordinary shares of DDC Enterprise Limited (the “Registrant”) that may be offered and issued under the 2023 Employee Share Option Plan (the “2023 ESOP”), the Employee Share Option Plan of the Company authorized prior to the consummation of the initial public offering of the Company on November 21, 2023 (the “Pre-IPO Employee Share Option Plan”) to prevent dilution resulting from stock splits, stock distributions or similar transactions, and share options that were granted outside of the 2023 ESOP as inducement grants pursuant to NYSE listing rule 303A.08 (the “Inducement Grants”).

Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $11.68, which represents the average of the high and low prices of the Class A Ordinary Share as reported on Nasdaq on August 11, 2025.

The Registrant does not have any fee offsets.